                                                                    EXHIBIT 10.2

                            STOCKHOLDERS AGREEMENT


     THIS STOCKHOLDERS AGREEMENT (the "Agreement") is entered into and effective as of October 11, 2000 among Gryphon Exploration Company, a Delaware corporation (the "Corporation"), Cheniere Energy, Inc. ("CHEX"), and the Persons (as defined herein) listed on Schedule I hereto, and their permitted successors and assigns, and each owner of Common Stock or Preferred Stock, as defined herein, who may hereafter execute in accordance with this Agreement a separate agreement to be bound by the terms hereof.

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Corporation, Warburg, Pincus Equity Partners, L.P. ("WPEP"), CHEX, Cheniere-Gryphon Management, Inc. ("CHEX Sub") and certain other Persons entered into a Contribution and Subscription Agreement dated September 15, 2000 (the "Contribution Agreement") providing for issuance of Common Stock and Preferred Stock; and

     WHEREAS, the Contribution Agreement provides that the execution and delivery of this Agreement is a condition to the consummation of the initial contributions contemplated thereby; and

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                              GENERAL PROVISIONS;
                        REPRESENTATIONS AND WARRANTIES

     1.1 Certain Terms. In addition to the terms defined elsewhere herein, when used herein the following terms shall have the meanings indicated:

     "Accepting Party" shall have the meaning set forth in Section 3.3(b).
      ---------------

     "Accredited Investor" shall have the meaning set forth for such term in the
      -------------------
regulations promulgated under the Securities Act, provided that, for purposes of this Agreement, Accredited Investor shall not include any Person who would be an Accredited Investor solely because he is an executive officer or director of the Corporation.

     "Acquisition Proposal" shall have the meaning set forth in Section 3.3(a).
      --------------------

     "Additional Director" shall have the meaning set forth in Section 2.2(b).
      -------------------

     "Affiliate" of a Person means, any Person controlling, controlled by, or
      ---------
under common control with such Person, within the meaning of Rule 405 under the Securities Act of 1933.

     "Agreement" shall mean this Stockholders Agreement, as amended and restated
      ---------
from time to time.

     "Board" shall have the meaning set forth in Section 2.1.
      -----

     "Business Day" means any day other than a Saturday, a Sunday, or a holiday
      ------------
on which national banking associations in the State of Texas are authorized by law to close.

     "Bylaws" means the bylaws of the Corporation, as amended or restated from
      ------
time to time.

     "Capital Stock" means any and all shares, interests, participations, or
      -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants, options, or other rights to purchase or acquire any of the foregoing.

     "Certificate of Incorporation" means the certificate of incorporation of
      ----------------------------
the Corporation, as amended and restated from time to time.

     "CHEX" has the meaning given thereto in the recitals.
      ----

     "CHEX Sub" has the meaning given thereto in the recitals.
      --------

     "CHEX Person" shall have the meaning set forth in Section 7.14.
      -----------

     "CHEX Change of Control" shall mean any event (a) constituting the
      ----------------------
consummation of any merger, consolidation, share exchange or comparable transactions involving CHEX (a "Business Combination") except where (i) the shareholders of CHEX immediately prior to such Business Combination own (in substantially the same proportion relative to each other as such shareholders owned the common stock of CHEX immediately prior to such consummation) (x) 50% or more of the voting stock of the surviving or resulting entity immediately after such Business Combination, and (y) 50% or more of the outstanding common stock of the surviving or resulting entity immediately after such Business Combination, (ii) the members of the board of directors of CHEX immediately prior to the entering into the agreement relating to such Business Combination constitute at least a majority of the board of directors of the surviving or resulting entity immediately after such Business Combination, with no agreements or arrangements in place immediately after such consummation that would result in the members of such board of directors immediately prior to the entering into the agreement relating to such Business Combination ceasing to constitute at least a majority of the board of directors of the surviving or resulting entity and (iii) no Person or group (within the meaning of Section 13(d)(3) under the Exchange Act) of Persons is the beneficial owner of 40% or more of the total outstanding voting stock or common stock of the surviving or resulting entity or
(b) pursuant to which any Person or group (within the meaning of Section 13(d)(3) under the Exchange Act) of Persons acquires beneficial ownership of 50% or more of the total outstanding voting stock or common stock of CHEX.

     "Common Stock" means shares of the common stock, par value $.01 per share,
      ------------
of the Corporation.

     "Common Stock Equivalents" means (without duplication with any other Common
      ------------------------
Stock or Common Stock Equivalents) rights, warrants, options, convertible securities (including Preferred Stock), or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

     "Contribution Agreement" has the meaning given thereto in the recitals.
      ----------------------

     "Corporation" means Gryphon Exploration Company, a Delaware corporation.
      -----------

     "Designee" shall have the meaning set forth in Section 7.14.
      --------

     "Director" shall have the meaning set forth in Section 2.2.
      --------

     "Drag-Along Notice" shall have the meaning set forth in Section 3.5(b).
      -----------------

     "Equivalent Basis" means the relative value of one share of Preferred Stock
      ----------------
to the value of one share of Common Stock, which shall be determined , at the option of the Group A Holder effecting a Transfer pursuant to Section 3.4 or
Section 3.5, either (i) by assuming the conversion in full of the Preferred Stock into Common Stock in accordance with its terms, allocating to holders of Preferred Stock of the full value of all accrued and unpaid dividends on such Preferred Stock at the time of determination, (ii) by an independent investment banking firm selected by the Board, who shall, within 30 days after selection by the Board, determine the relative value of the Preferred Stock and the Common Stock using customary investment banking methods giving effect to the value of the liquidation preference of the Preferred Stock, and whose determination shall be conclusive on all parties, or (iii) in the event the proposed consideration being offered with respect to the Preferred Stock (assuming conversion in full of the Preferred Stock and allocating to holders of Preferred Stock of the full value of all accrued and unpaid dividends on such Preferred Stock at the time of determination) in a Transfer governed by Section 3.4 or 3.5 is less than the amount of the full liquidation preference of the Preferred Stock plus accrued and unpaid dividends, then the consideration shall be allocated first to the Preferred Stock to the extent of the accrued and unpaid dividends thereon, then to the holders of the Preferred Stock and Common Stock on a Common Stock equivalent basis assuming conversion in full of the Preferred Stock but allocating to the Common Stock represented by Preferred Stock two times the amount allocated to Common Stock not represented by Preferred Stock, until the holders of Preferred Stock have received the amount of the full liquidation preference and accrued and unpaid dividends on the Preferred Stock, and thereafter in accordance with clause (i) above.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

     "Fully-Diluted Common Stock" means, at any time, the then outstanding
      --------------------------
Common Stock plus (without duplication) (i) all shares of Common Stock issuable upon the conversion of the then outstanding Preferred Stock, (ii) all shares of Common Stock issuable upon exercise of options issued under the Stock Option Plan that are then vested and exercisable.

     "Group A Holders" means WPEP and each transferee of Common Stock or
      ---------------
Preferred Stock directly or indirectly (in a chain of title) from WPEP; provided that, once a Person is designated a Group A Holder, such Group A Holder and each of its Affiliates shall, as long as it owns any Shares, at all times be a Group A Holder and shall not be a Group B Holder or Group C Holder even if such Group A Holder or its Affiliates acquire Shares from a Group B Holder or from a Group C Holder.

     "Group A Representative" means a Group A Holder or group of Group A Holders
      ----------------------
that own a majority of the shares of Fully-Diluted Common Stock that were acquired, directly or indirectly, under the Contribution Agreement by all Group A Holders.

     "Group B Holders" means CHEX Sub and each transferee of Common Stock or
      ---------------
Preferred Stock directly or indirectly (in a chain of title) from CHEX Sub; provided that, once a Person is designated a Group B Holder, such Group B Holder and each of its Affiliates shall, as long as it owns any Shares, at all times be a Group B Holder and shall not be a Group A Holder or Group C Holder even if such Group B Holder or its Affiliates acquire Shares from a Group A Holder or from a Group C Holder.

     "Group B Representative" means a Group B Holder or group of Group B Holders
      ----------------------
that own a majority of the shares of Fully-Diluted Common Stock that were acquired, directly or indirectly, under the Contribution Agreement by all Group B Holders.

     "Group C Holders" means (a) the Management Group and each transferee of
      ---------------
Common Stock or Preferred Stock directly or indirectly (in a chain of title) from the Management Group and (b) each Person that acquired Shares upon the exercise of options under the Stock Option Plan and each transferee of Common Stock or Preferred directly or indirectly (in a chain of title) from any such Person provided that, once a Person is designated a Group C Holder, such Group C Holder and each of its Affiliates shall, as long as it owns any Shares, at all times be a Group C Holder and shall not be a Group A Holder or Group B Holder even if such Group C Holder or its Affiliates acquire Shares from a Group A Holder or from a Group B Holder.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended from time to time.

     "Initial Parties" means those parties listed on Schedule I hereto.
      ---------------

     "Involuntary Transfer" means a Transfer resulting from the death of a
      --------------------
Person or another involuntary Transfer occurring by operation of law (including, but not limited to, transfers resulting from death of such Person, the initiation and continuation for 60 days of bankruptcy proceedings against such Person or, in the case of CHEX Sub, CHEX, the entry of a divorce decree directly involving such Person, the execution of either a judgment or a foreclosure by a court of law against such Person or any other event that forces such Person to Transfer any of its Common Stock or Preferred Stock to a third party). In addition, upon any CHEX Change of Control, a majority of the Group A Holders shall have the right to request an independent nationally recognized investment banking firm reasonably acceptable to the Board to determine (i) the fair market value of the Shares then owned by CHEX and its subsidiaries, and (ii) whether such shares in the aggregate constitute more than 65% of the aggregate value of the outstanding common stock of CHEX as of the date of such CHEX Change of Control, using customary valuation techniques determined by such firm. If such investment banking firm makes the determination referred to in clause (ii) above (which determination shall be conclusive and binding on the Parties), then as of the date of such determination such CHEX Change of Control shall be deemed to be an Involuntary Transfer by CHEX Sub of all Shares then owned by CHEX Sub or its subsidiaries, and the fair market value of such Shares for purposes of Section 3.6(b) shall be the value determined by the investment banking firm pursuant to clause (i) above. The Corporation and CHEX shall use their reasonable efforts to cooperate with such investment banking firm to provide whatever information is reasonably necessary to make the above-referenced valuation, and shall use their reasonable efforts to cause such investment banking firm to make its determination as promptly as reasonably practicable.

     "Involuntary Transfer Notice" shall have the meaning set forth in Section
      ---------------------------
3.6.

     "Management Group" means Michael Harvey and Ron Krenzke.
      ----------------

     "Participation Offer" shall have the meaning set forth in Section 3.4(a).
      -------------------

     "Party" means each Initial Party and each other Person that may become a
      -----
party to this Agreement pursuant to Section 3.7, but shall not mean (i) the Corporation or (ii) any Person who executes this Agreement or a separate agreement to be bound by the terms hereof solely in his or her capacity as a spouse of a Party; provided, however, that if any Party ceases to own any Common Stock or Preferred Stock, then such Party shall cease to be a Party hereunder and shall not thereafter be subject to this Agreement (other than Section 7.6) even if such former Party thereafter acquires Common Stock or Preferred Stock, unless such former Party thereafter acquires Common Stock or Preferred Stock in a transaction in which it becomes a Party again pursuant to Section 3.7.

     "Person" means any natural person, corporation, limited partnership,
      ------
general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

     "Potential Co-Sale Person" shall have the meaning set forth in Section
      ------------------------
3.4(a).

     "Potential Offerors" means (i) with respect to a proposed Transfer by a
      ------------------
Group B Holder, the Group A Holders, provided that any Group A Holder may assign its right to be considered a Potential Offeror with respect to a proposed Transfer to the Corporation, and (ii) with respect to a proposed Transfer by a Group C Holder, the Corporation, provided that the Corporation may assign its right to be considered a Potential Offeror with respect to a proposed Transfer to Group A Holders and Group B Holders.

     "Preemptive Right Holder" shall have the meaning set forth in Section 2.4.
      -----------------------

     "Preferred Stock" means shares of the Series A Convertible Preferred Stock,
      ---------------
par value $.01 per share, of the Corporation.

     "Qualified Public Company" means a corporation whose common stock is
      ------------------------
authorized and approved for listing on a national securities exchange or admitted to trading and quoted in the Nasdaq National Market or comparable system and of which the market value of the outstanding common stock of the corporation owned by non-Affiliates of such corporation is in excess of $50,000,000.

     "Qualified Public Offering" means the first closing of one or more
      -------------------------
underwritten public offerings pursuant to one or more effective registration statements under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Corporation to the public generally, for which the aggregate net proceeds to the Corporation are not less than $40,000,000, and in connection with which such shares of common stock are authorized and approved for listing on a national securities exchange or admitted to trading and quoted in the Nasdaq National Market or comparable system.

     "Required Holders" means (i) Group A Holders who collectively own at least
      ----------------
a majority of the Fully-Diluted Common Stock then owned by all Group A Holders and (ii) Group B Holders who collectively own at least a majority of the Fully-Diluted Common Stock then owned by all Group B Holders.

     "ROFR Acceptance Deadline" shall have the meaning set forth in Section
      ------------------------
3.3(b)

     "ROFR Acceptance Notice" shall have the meaning set forth in Section 3.3(b)
      ----------------------

     "ROFR Notice" shall have the meaning set forth in Section 3.3(a).
      -----------

     "SEC" means the Securities and Exchange Commission or any successor
      ---
governmental agency.

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
time.

     "Shares" means the Common Stock and Preferred Stock, collectively, and any
      ------
"Share" shall refer to any one of the foregoing.

     "Spouse" shall have the meaning set forth in Section 7.16.
      ------

     "Stock Option Plan" means the Corporation's 2000 Stock Incentive Plan.
      -----------------

     "Substitute Director" has the meaning set forth in Section 2.2(b).
      -------------------

     "Transfer," including the correlative terms "Transferring" or
      --------
"Transferred", means any direct or indirect, transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law), of Common Stock or Preferred Stock (or any interest (pecuniary or otherwise) therein or right thereto), including without limitation derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Common Stock or Preferred Stock is transferred or shifted to another Person; provided, however, that none of the following shall be deemed a Transfer: (i) an exchange, merger, recapitalization, consolidation or reorganization involving the Corporation in which securities of the Corporation or any other Person are issued in respect of shares of the Common Stock of the Corporation if all shares of Common Stock are treated identically in such transaction, (ii) a conversion of outstanding shares of Preferred Stock into shares of Common Stock, in accordance with the terms thereof and (iii) the exercise of options in accordance with the terms of the Corporation's Stock Option Plan.

     "Transferor" shall have the meaning set forth in Section 3.4(a).
      ----------

     "Transferor's Notice" shall have the meaning set forth in Section 3.4(b).
      -------------------

     "Voluntary Transfer" means any Transfer other than an Involuntary Transfer.
      ------------------

     "Withdrawing Director" shall have the meaning set forth in Section 2.2(b).
      --------------------

     "WPEP" means, collectively, Warburg, Pincus Equity Partners, L.P., Warburg,
      ----
Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., and Warburg, Pincus Netherlands Equity Partners III, C.V.; provided that for all purposes hereunder, Warburg, Pincus Equity Partners, L.P. shall be entitled to act on behalf of each of the other Persons named in this definition.

     "WPEP Person" shall have the meaning set forth in Section 7.14.
      -----------

     1.2  Representations and Warranties.

     (a) Each of the Initial Parties and CHEX (as to itself only) represents and warrants to the Corporation and the other Parties that:

          (i) such Person has full power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery, and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated hereby have been duly authorized by all necessary action;

          (ii) this Agreement has been duly and validly executed and delivered by such Person and constitutes the binding obligation of such Person enforceable against such Person in accordance with its terms; and

          (iii) the execution, delivery, and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (A) violate any provision of law, statute, rule, or regulation to which such Person is subject, (B) violate any order, judgment, or decree applicable to such Person, or (C) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, as applicable, or any agreement or other instrument to which such Person is a party or by which such Person is bound.

     (b) The Corporation hereby represents and warrants to each Party and CHEX that:

          (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, it has full corporate power and authority under its Certificate of Incorporation to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery, and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action;

          (ii) this Agreement has been duly and validly executed and delivered by the Corporation and constitutes the binding obligation thereof enforceable against the Corporation in accordance with its terms; and

          (iii) the execution, delivery, and performance by the Corporation of this Agreement and the consummation by the Corporation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (A) violate any provision of law, statute, rule, or regulation to which the Corporation is subject, (B) violate any order, judgment, or decree applicable to the Corporation, or (C) conflict with, or result in a breach or default under, any term or condition of its Certificate of Incorporation or by-laws or any agreement or other instrument to which the Corporation is a party or by which it is bound.

                                  ARTICLE II

                         MANAGEMENT OF THE CORPORATION

     2.1 Management by Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors (the "Board"), and subject to the restrictions imposed by law, by the Certificate of Incorporation and Bylaws of the Corporation and by this Agreement, they may exercise all the powers of the Corporation.

     2.2  Board of Directors.

     (a)  Composition: Initial Directors.  Subject to Section 2.2(b), the Board
          ------------------------------
shall consist of five natural persons, who need not be stockholders or residents of the State of Delaware (each, a "Director"). Each Director shall be elected as provided in Section 2.2(b) and shall serve in such capacity until his successor has been elected and qualified or until such person's death, resignation or removal. The initial Board shall consist of the persons listed on Schedule II.

     (b)  Election of Directors.  The Parties and the Corporation shall take all
          ---------------------
action within their respective power, including, but not limited to, the voting of Capital Stock of the Corporation (to the extent that any such Person holds Capital Stock of the Corporation entitled to vote thereon), required to cause the Board to at all times consist of no more than five members (subject to the other provisions of this Section 2.2(b)) comprised of: (i) two members designated by the Group A Representative for as long as the Group A Holders collectively own at least 20% of the Fully-Diluted Common Stock and one member designated by the Group A Representative for as long as the Group A Holders collectively own at least 10% but less than 20% of the Fully-Diluted Common Stock; (ii) prior to a CHEX Change of Control only, two members designated by the Group B Representative for as long as the Group B Holders collectively own at least 20% of the Fully-Diluted Common Stock and one member designated by the Group B Representative for as long as the Group B Holders collectively own at least 10% but less than 20% of the Fully-Diluted Common Stock; and (iii) the then chief executive officer of the Corporation. In the event that any Director (a "Withdrawing Director") designated in the manner set forth in the preceding sentence is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such Withdrawing Director's replacement (the "Substitute Director") on the Board shall be designated in accordance with this Section 2.2(b) by the Party entitled to designate such Director. The Corporation and each of the Parties agrees to take all action within its or his power, including, but not limited to, (i) the voting of Capital Stock of the Corporation to cause the election of such Substitute Director as soon as practicable following his designation and (ii) the instructing of the Directors it had previously designated to serve as members of the Board, as the first order of business at the first meeting thereof after such Substitute Director has been so designated, to vote to seat such designated Substitute Director as a Director in place of the Withdrawing Director. Notwithstanding the foregoing provisions of this Section 2.2(b), at any time, and from time to time, by notice to the Board, as long as the Group A Holders collectively own at least 30% of the Fully-Diluted Common Stock, the Group A Representative shall have the right to cause the Board to be increased to add, if the Group A Holders collectively own at least 30% but less than 40% of the Fully-Diluted Common Stock, one additional member designated by the Group A Representative (for a total of three), and if the Group A Holders collectively own at least 40% of the Fully-Diluted Common Stock, two additional members designated by the Group A Representative (for a total of four) ("Additional Directors"). The Corporation and each of the Parties agrees to take all action within its or his power, including, but not limited to, (i) the voting of Capital Stock of the Corporation to cause the foregoing expansion of the Board and the election of such Additional Directors as soon as practicable following their designation and (ii) the instructing of the Directors it had previously designated to serve as members of the Board, as the first order of business at the first meeting thereof after such Additional Directors have been so designated, to vote to expand the Board as provided above and seat such designated Additional Directors as Directors. In the event any Party entitled to designate a Director or Directors pursuant to this Agreement fails to designate a Director or Directors, such directorship or directorships shall remain vacant unless such vacancy results in less than the minimum number of Directors required by law, in which case such vacancy shall be filled by an individual elected by a majority of the Directors then serving.

     (c)  Quorum; Vote Required for Board Action.  Unless otherwise required by
          --------------------------------------
law, each Director shall have one vote. A quorum for the transaction of business at a meeting of the Board shall exist when four Directors are present (regardless of the number of Directors), and the approval of four Directors shall be required to approve any action by the Board; provided, however, that, as long as CHEX Sub owns at least 20% of the Fully-Diluted Common Stock, then without the approval of Directors constituting at least 80% of the full Board, the Board shall not approve any amendment to the Certificate of Incorporation or Bylaws that would adversely affect the rights of CHEX Sub. The Corporation and Parties agree that approval of the Board in the manner set forth above shall be required to issue any notices relating to a Subsequent Financing pursuant to the Contribution Agreement.

     (d)  Location; Order of Business.  The Board may hold its meetings and may
          ---------------------------
have an office and keep the books of the Corporation, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution. At all meetings of the

Board business shall be transacted in such order as shall from time to time be determined by resolution of the Board.

     (e)  Meetings of the Board.  Regular meetings of the Board shall be held at
          ---------------------
such places as shall be designated from time to time by resolution of the Board. Special meetings of the Board may be called by the Chairman of the Board (if any), the President or, upon written request of any two Directors, by the Secretary. Such notice of special meeting shall state the purpose or purposes of such meeting. Unless determined by the Board pursuant to resolution, notice of any meeting (whether the first meeting, a regular meeting or a special meeting) shall not be required; provided, no action shall be taken at any meeting of the Board (or any committee on which a designee of the Group A Representative or Group B Representative sits) unless each Director (or committee member, as appropriate) shall have received at least two Business Days' notice of such meeting or shall waive notice of such meeting in writing; provided further, if a Party is then entitled to designate a Director but such Board seat is then vacant, then prior to any action being taken at any such meeting, such Party must also receive at least two Business Days' notice of such meeting or shall waive such notice and such Party also shall receive any materials distributed to the Directors for such meeting prior to such meeting.

     (f)  Removal.  If a Director designated and elected pursuant to the
          -------
preceding provisions of this Section 2.2 has been designated by the Group A Representative and the Group A Representative requests that such Director be removed (with or without cause) by written notice thereof to the other Parties or (ii) has been designated by the Group B Representative and the Group B Representative requests that such Director be removed (with or without cause) by written notice thereof to the other Parties, then such Director shall be removed, with or without cause, and each Party hereby agrees to vote all Shares owned or held of record by such Party to effect such removal upon any such request. No Director designated by the Group A Representative or by the Group B Representative shall otherwise be involuntarily removed as a Director (or as a member of any committee thereof) except for cause for as long as the Group A Representative or the Group B Representative, as the case may be, is entitled to designate such Director as a member of the Board under Section 2.2(b).

     (g)  Compensation.  Directors, in their capacity as such, shall receive
          ------------
such compensation, if any, for their services as such as may be designated by the Required Holders, provided that such compensation is not in excess of amounts paid on average to board members of comparably sized oil and gas companies. In addition, the Directors shall be entitled to be reimbursed by the Corporation for their respective reasonable out-of-pocket costs and expenses incurred in the course of their services as such.

     (h)  Cooperation by Parties and the Corporation.  Each of the Parties and
          ------------------------------------------
the Corporation agree to take such action, or refrain from taking such action, as is within its reasonable control to effect the provisions of this Section 2.2 including, without limitation, causing any Director nominated thereby to take or refrain from taking action for the foregoing purpose.

     (i)  Certain Informational Meetings.  The Corporation agrees that it will
          ------------------------------
conduct an operational meeting on the 2nd Wednesday of each month, other than any month in which a regularly scheduled quarterly Board meeting is to be held, at 10:00 a.m. local time at the principal offices of the Corporation, or at such other time and place as shall be agreed by the Board (including at least one of the Directors designated by the Group A Representative and one of the Directors designated by the Group B Representative, in each case for as long as such Parties are entitled to designate a director), to review the Corporation's exploration and development drilling and acquisition plans of the Corporation. Any Director may attend such meeting, and any Director may include any representative or advisor of the Group A Representative or the Group B Representative (for as long as they are entitled to designate a Director) that such Director deems advisable or appropriate, in his sole discretion, provided that the attendance at such meetings by any non-Board member shall be conditioned upon execution by such Person of a confidentiality agreement acceptable to the Corporation, and the Group A Representative in the case of representatives or advisors of the Group B Representative and the Group B Representative in the case of representatives or advisors of the Group A Representative.

     (j)  Additional Equity.
          -----------------

          (i) Until such time as the Corporation has issued all Preferred Stock that may be issued in Subsequent Financings in accordance with the Contribution Agreement, the Corporation will not, without the written consent of WPEP, sell or issue, or commit to sell or issue, any Common Stock or Common Stock Equivalents, other than pursuant to the Stock Option Plan or pursuant to the terms of the Contribution Agreement.

          (ii) The Parties agree that at any time on or after the third anniversary hereof, WPEP may, in its sole discretion, have the right to require to the Board to issue to a Call Notice pursuant to the Contribution Agreement with respect to any of the $75 million of additional Preferred Stock that has not yet been issued in a Subsequent Financing under the Contribution Agreement.

          (iii) For as long as the Group B Holders own at least 10% of the Fully-Diluted Common Stock, the Corporation will not issue any Capital Stock to any Affiliate of WPEP (other than any Person referred to in the definition of WPEP) without the prior written consent of the Group B Representative.

          (iv) The Group B Holders and Group C Holders agree that, if the Board approves an amendment to the Certificate of Incorporation to increase the number of shares of authorized Capital Stock of any class, such Parties will vote all Shares held by such Parties entitled to vote on such amendment in favor of such amendment, or execute a written consent in lieu thereof.

     2.3 Governance of Subsidiaries. It being the intention of the Parties that any subsidiary of the Corporation be managed in a manner consistent with that of the Corporation, the Corporation hereby agrees that it shall at all times, and each Party agrees to use its best efforts at all times to, cause: (i) each subsidiary's board of directors to consist of the same individuals who serve on the board of directors of the Corporation; (ii) the officers of each subsidiary are to be those persons so identified by the Board; (iii) the corporate governance, management, business and affairs of each subsidiary, including action taken at meetings or by written consent of such subsidiary's board of directors or sole shareholder, is to be conducted in all respects as if
(A) the provisions of such subsidiary's articles of incorporation and bylaws were identical to those of the Corporation and (B) the subsidiary was itself the corporation referred to in this Agreement as the "Corporation," and thus was a party to this Agreement.

     2.4  Certain Stock Purchase Rights.

     (a) The Corporation hereby grants to each Group A Holder, each Group B Holder and each Group C Holder, in each case, that is an Accredited Investor and that is then a Party ("Preemptive Right Holders") the right to purchase a pro rata share of New Securities (as defined below) which the Corporation, from time to time, proposes to issue, sell, or grant in exchange for cash. "New Securities" shall mean any Capital Stock of the Corporation, including Common Stock and Common Stock Equivalents, but excluding: (i) Preferred Stock issued or to be issued in accordance with the Contribution Agreement, including in a Subsequent Financing contemplated thereby, and any Common Stock issued or sold upon exercise or conversion of any such Preferred Stock; (ii) Common Stock sold to directors, officers or employees or consultants pursuant to stock option plans or other employee benefit plans, in each case as approved by the Board or an authorized committee thereof; or (iii) securities issued or to be issued in a firm commitment underwritten offering registered under the Securities Act.

     (b) If the Corporation has determined to undertake an issuance of New Securities for cash, it shall give each Preemptive Right Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Corporation proposes to issue the same. Each Preemptive Right Holder shall have 10 days after such notice is deemed delivered to agree to purchase up to such Preemptive Right Holder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Corporation and stating the quantity of New Securities to be purchased. A Preemptive Right Holder's pro rata share, for purposes of this Section 2.4, is the ratio of (i) the number of shares of Fully-Diluted Common Stock then owned by such Preemptive Right Holder prior to the issuance of such New Securities to (ii) the total number of shares of Fully-Diluted Common Stock held by all Preemptive Right Holders prior to the issuance of such New Securities. Each Preemptive Right Holder shall also have a right of over-allotment such that if any Preemptive Right Holder fails to exercise its rights hereunder to purchase any part of its pro rata portion, the other Preemptive Right Holders may purchase such unexercised portion on a pro rata basis (calculated on an iterative basis if necessary) or such other basis as such Preemptive Right Holders shall agree. Any Preemptive Right Holder desiring to exercise an over-allotment right shall indicate in its response to the Corporation the number of additional New Securities up to which it will purchase.

     (c) With respect to the portion of the New Securities that the Preemptive Right Holders fail to exercise their right to purchase within such 10-day period, the Corporation shall have 90 days thereafter to sell such portion of the New Securities, at a price and upon terms no more favorable to the purchasers thereof than specified in the Corporation's notice to Preemptive Right Holders pursuant to Section 2.4(b). If the Corporation has not sold within such 90 day period the New Securities in accordance with the foregoing, the Corporation shall not thereafter issue or sell any New Securities for cash, without first again offering such securities to the Preemptive Right Holders in the manner provided above.

                                  ARTICLE III

                            TRANSFER OF SECURITIES

     3.1 General Rule. No Party may Transfer all or any portion of its Preferred Stock or Common Stock except as expressly permitted herein. Any attempted Transfer of all or any portion of Preferred Stock or Common Stock, other than in accordance with the terms of this Agreement shall be, and is hereby declared, null and void ab initio.

     3.2  Permitted Transfers

     (a) Any Group A Holder or any Group B Holder may Transfer Common Stock and Preferred Stock at any time to any Person or Persons, subject to compliance with the provisions of Sections 3.3, 3.4, (each to the extent applicable) 3.7, and
3.8 of this Agreement.

     (b) Notwithstanding Section 3.2(a) of this Agreement, but subject to compliance with Sections 3.7 and 3.8 of this Agreement, any Group A Holder may, without complying with the provisions of Sections 3.4 of this Agreement, Transfer Common Stock or Preferred Stock at any time to any other Group A Holder or to any Affiliate of WPEP who is not a company engaged directly in the oil and gas business.

     (c) Any Group C Holder may (i) after the fourth anniversary of the date of this Agreement, effect a Voluntary Transfer of Common Stock or Preferred Stock, subject to compliance with the provisions of Sections 3.3, 3.7, and 3.8 of this Agreement; provided that any Group C Holder may at any time Transfer Common Stock or Preferred Stock to the spouse or children of such Group C Holder or to a trust for the benefit of such Group C Holder or the spouse or children of such Group C Holder, in each case provided such transferee is an Accredited Investor, and subject to complying with Sections 3.7 and 3.8 of this Agreement but without complying with the provisions of Sections 3.3 of this Agreement, and (ii) make an Involuntary Transfer after the date hereof, subject to compliance with the provisions of Sections 3.6, 3.7 and 3.8 of this Agreement.

     (d) Notwithstanding anything to the contrary in this Article III, but subject to compliance with Sections 3.7 and 3.8 of this Agreement, any Party may, without complying with the provisions of Section 3.3 or 3.4 (to the extent applicable to the Party), Transfer Common Stock and Preferred Stock (i) in connection with the exercise of its co-sale rights under Section 3.4, (ii) in a transaction governed by Section 3.5, (iii) in a Transfer governed by Section 3.6, subject to compliance therewith, or (iv) in a Transfer governed by Section 3.9, subject to compliance therewith.

     3.3  Rights of First Refusal.

     (a) Should any Group B Holder or Group C Holder desire to effect a Transfer (other than (i) an Involuntary Transfer or (ii) a Transfer in a Qualified Public Offering) of any of its Shares, pursuant to a bona fide offer from another Person (an "Acquisition Proposal"), the transferring Party shall promptly give notice (the "ROFR Notice") thereof to the Corporation and all of the Potential Offerors. The ROFR Notice shall set forth the following information in respect of the proposed Transfer: the name and address of the prospective acquiror, each Person that controls the prospective acquiror and the purchase price including a description of any non-cash consideration, provided that any such non-cash consideration may only be in the form of publicly traded securities of a Qualified Public Company.

     (b) Each of the other Potential Offerors shall have an optional preferential right, exercisable by giving written notice to the Transferring Party at any time prior to the 20th day after its receipt of the ROFR Notice (the "ROFR Acceptance Deadline"), to acquire a portion of the Shares to be Transferred as described in the ROFR Notice. Each Potential Offeror that notifies the Transferring Party before the ROFR Acceptance Deadline (the "ROFR Acceptance Notice") of its desire to exercise its preferential purchase right is referred to as an "Accepting Party". Each Accepting Party shall have the right to purchase, for a cash purchase price equal to the purchase price set forth in the ROFR Notice (with the value of any non-cash consideration contained therein being the current market value thereof as determined in good faith by the Board by a method deemed acceptable to it, which shall be conclusive), the number and class of Shares (but no more than the number of Shares described in the ROFR Notice) as may be unanimously agreed upon by all of the Accepting Parties or, in the absence of any such agreement (which shall be deemed to be absent if a written agreement signed by all of the Accepting Parties is not delivered to the Transferring Party on or before the 5th Business Day following the expiration of said 20-day period), the lesser of (i) the number of Shares that is in proportion to each such Accepting Party's ownership of Fully-Diluted Common Stock and (ii) the maximum number of shares of Common Stock or Preferred Stock or other Capital Stock that such Accepting Party is willing to purchase as set forth in its ROFR Acceptance Notice. To the extent that the Accepting Parties do not accept for purchase all of the Shares offered by the Transferring Party, the remaining Shares shall be reallocated and offered to the Accepting Parties in proportion to the Accepting Parties' ownership of Fully-Diluted Common Stock until all of the Shares have been accepted for purchase; provided, however, that no Accepting Parties shall be entitled to purchase any of the Shares unless the Accepting Parties, in the aggregate, purchase all of the Shares covered by the ROFR Notice. The allocation and reallocation procedures contemplated in the preceding sentence shall be completed within 10 days after the expiration of the five Business Day period described in this Section 3.3(b).

     (c) The closing of the purchase and sale of Shares to Accepting Parties pursuant to the exercise of their rights of first refusal granted in this
Section 3.3 shall be at 9:00 a.m. on the 20th Business Day following the ROFR Acceptance Deadline at the Corporation's principal office, subject to any delay in the closing provided for below or in connection with any arbitration conducted as contemplated in Section 3.3(a), unless the Transferring Party and all of the Accepting Parties otherwise agree. At the closing (unless the closing does not occur as contemplated by the last sentence of Section 3.3(a) of this Agreement) each Accepting Party's pro rata share of the consideration to be paid in accordance with Section 3.3(b) of this Agreement shall be delivered by each Accepting Party to the Transferring Party, and the Transferring Party shall deliver to each Accepting Party such Share certificates representing the Shares so purchased, accompanied by duly executed Share transfer powers, free and clear of all liens, encumbrances and adverse claims with respect thereto and such other matters as are deemed necessary by the Corporation for the proper Transfer of such Shares so purchased to the Accepting Parties on the books of the Corporation.

     (d) The Corporation, the Transferring Party and each Accepting Party shall cooperate in good faith in obtaining all necessary governmental and other third Person approvals, waivers and consents required for the closing. Any such closing shall be delayed, to the extent required, until the next succeeding Business Day following the expiration of any required waiting periods under the HSR Act and the obtaining of all necessary governmental approvals deemed reasonably necessary by a Party.

     (e) If, in connection with any Transfer under this Section 3.3, any record date for any distribution by the Corporation or any record date for the issuance of any securities of the Corporation occurs on or after the date the Transferring Party gives the ROFR Notice but prior to the closing of the purchase of any Shares by Accepting Parties pursuant to this Section 3.3, then the Accepting Parties shall be entitled to receive, unless the ROFR Notice specifically indicated to the contrary, any such distributions or securities, as the case may be, in respect of the Common Stock or Preferred Stock they acquire pursuant the exercise of their preferential purchase rights, and appropriate documentation shall be delivered at the closing by the Transferring Party to evidence the Accepting Parties' right to receive such distributions or securities.

     (f) Subject to compliance with the provisions of Sections 3.7 and 3.8 of this Agreement, if after completion of the foregoing procedures under this
Section 3.3, the Potential Offerors fail to elect to purchase all of the Shares subject to the right of first refusal, the Transferring Party may, at any time within 90 days after the ROFR Acceptance Deadline, Transfer all (but not less than all) of the Shares to the proposed transferee under the Acquisition Proposal on terms no more favorable to such transferee than those set forth in the ROFR Notice and offered to the Accepting Parties. After the expiration of such 90-day period, the Transferring Party may not Transfer any of the Shares described in the ROFR Notice without complying again with the provisions of this Agreement if and to the extent then applicable.

     3.4  Co-Sale Provisions.

     (a) If any Group A Holder proposes to Transfer Common Stock or Preferred Stock for value (such Person being referred to herein as a "Transferor") other than (i) a Transfer in a Qualified Public Offering, (ii) Transfers permitted in Sections 3.2(b) of this Agreement, or (iii) any Transfer governed by the provisions of Section 3.5, then such Transferor shall offer (the "Participation Offer") to include in the proposed Transfer a number of Common Stock or Preferred Stock, as the case may be, designated by any Party but excluding the Transferor (each, a "Potential Co-Sale Person"), not to exceed, in respect of any such Potential Co-Sale Person, the product (rounded to the nearest whole Share) of (A) the aggregate number of Common Stock or Preferred Stock, as the case may be, to be sold by the Transferor to the proposed transferee (the "Proposed Transferee") and (B) a fraction with a numerator equal to the number of Fully-Diluted Common Stock owned by such Potential Co-Sale Person and a denominator equal to the number of Fully-Diluted Common Stock owned by the Transferor and all Potential Co-Sale Persons.

     (b) The Transferor shall give written notice to each Potential Co-Sale Person of the Participation Offer (the "Transferor's Notice") at least 15 days prior to the proposed Transfer. The Transferor's Notice shall specify the Proposed Transferee, the number of Common Stock or

Preferred Stock to be Transferred to such Proposed Transferee, the amount and type of consideration to be received therefor (including whether and how such consideration may vary depending upon the number of shares of Common Stock to be included hereunder with respect to a proposed Transfer of Preferred Stock), and the place and date on which the Transfer is to be consummated. Each Potential Co-Sale Person who wishes to include Common Stock or Preferred Stock in the proposed Transfer in accordance with the terms of this Section 3.4 shall so notify the Transferor not more than 10 days after its receipt of the Transferor's Notice. The Participation Offer shall be conditioned upon the Transferor's Transfer of Shares pursuant to the transactions contemplated in the Transferor's Notice with the Proposed Transferee named therein. If any Potential Co-Sale Person has accepted the Participation Offer, the Transferor shall reduce to the extent necessary the number of Shares it otherwise would have sold in the proposed sale so as to permit each Potential Co-Sale Person to sell the number of Shares that they are entitled to sell under this Section 3.4, and the Transferor and each Potential Co-Sale Person shall sell the number of Shares specified in the Participation Offer to the Proposed Transferee in accordance with the terms of such sales set forth in the Transferor's Notice. In the event of a Transfer governed by this Section 3.4 of Preferred Stock, Potential Co-Sale Persons shall have the right to include either Preferred Stock or Common Stock in such sale on an Equivalent Basis; provided, however, that a Party may not include Common Stock in a Transfer of Preferred Stock without first including all shares of Preferred Stock owned by it or its Affiliates.

     3.5  Drag Along Rights.

     (a) For as long as the Group A Holders, taken together, are the largest holder of Fully-Diluted Common Stock, then, subject to paragraph (c) below, in connection with any Transfer for value of all of the shares of Common Stock and Common Stock Equivalents owned by the Group A Holders to any Person other than an Affiliate of a Group A Holder, the Group A Holders shall have the right to require all other Parties to sell all, but not less than all, of their shares of Common Stock and Preferred Stock on the terms described in paragraph (b) below; provided that the relative value of the Common Stock and Preferred Stock shall be determined on an Equivalent Basis. In lieu of requiring all other Parties to sell Shares pursuant to the foregoing, the Group A Holders may at their option require such Parties instead to vote in favor of a merger, consolidation or other statutory transaction that would be equivalent to a transfer of all of the Shares that would be subject to this Section 3.5, and/or to waive any statutory dissenters' rights of appraisal under the Delaware General Corporation Law or otherwise with respect to such a transaction.

     (b) In connection with any proposed Transfer subject to this Section 3.5, the Group A Holders shall give written notice to each other Party at least twenty (20) days prior to such Transfer, which notice shall specify the amount and type of consideration to be received for the Common Stock and Preferred Stock to be received by the Group A Holders in connection with such Transfer, and the place and date on which the Transfer is expected to be consummated (a "Drag-Along Notice"). The consideration to be received by the Parties other than the Group A Holders in a Transfer governed by this Section 3.5 shall be equal to the consideration to be received by the Group A Holders (subject to paragraph (a) above) as reflected in the Drag-Along Notice.

     (c) Each Party to a Transfer pursuant to this Section 3.5 shall not be required to make any representations or warranties in connection with such Transfer other than representations and warranties as to (i) such Person's ownership of the shares of Common Stock and Preferred Stock to be Transferred free and clear of all liens, claims and encumbrances, (ii) such Party's power and authority to effect such Transfer, and (iii) such matters pertaining to compliance with securities laws as the transferee may reasonably require.

     (d) The closing of such purchase by the transferee shall be on the same date that the transferee acquires securities from the Group A Holders (it being acknowledged that in no event shall the Group A Holders be obligated to Transfer any securities and the other Parties shall not be obligated to Transfer any securities unless and until the Group A Holders Transfer securities hereunder), provided that such other Parties are given twenty (20) days advance notice of such closing; provided further, however, that any such closing shall be delayed, to the extent required until two Business Days following the expiration of any required waiting periods under the HSR Act and the obtaining of all other governmental approvals reasonably deemed necessary by a Party.

     (e) Each Party who participates in a Transfer pursuant to this Section 3.5 shall promptly perform, whether before or after any such closing, such additional acts (including, without limitation, executing and delivering additional documents) as are reasonably required to effect more fully the transactions contemplated by this Section 3.5.

     3.6  Involuntary Transfers.

     (a) In the event of an Involuntary Transfer of any Common Stock or Preferred Stock by a Group C Holder, such Group C Holder shall give written notice (an "Involuntary Transfer Notice") to the Corporation promptly after the occurrence of the event which caused such Involuntary Transfer. After receipt of an Involuntary Transfer Notice, the Corporation shall have the option for 90 days from the date of receipt of the Involuntary Transfer Notice to elect to purchase such Group C Holder's Shares within such 90-day period at their fair market value. As used herein, "fair market value" shall mean such reasonable and fair value as determined in good faith by the Board using a generally accepted method of valuation. In the event of the death of a Group C Holder, any Transfer of the Common Stock or Preferred Stock to the Group C Holder's spouse or descendants shall not be subject to this Section 3.6 (but shall be subject to Sections 3.7 and 3.8). In the event that a Group C Holder's employment with the Corporation is terminated by the Corporation for "Misconduct" within the meaning of his or her employment agreement (or for reason substantially equivalent to "Misconduct" as defined in the Employment Agreements entered into between the Corporation and the Management Group on or about the date of this Agreement), as determined in good faith by the Board), such event shall be deemed to be an Involuntary Transfer for purposes of this
Section 3.6 and Group C Holder shall be required to offer to sell his Common Stock and Preferred Stock to the Corporation in compliance with this Section 3.6.

     (b) In the event of an Involuntary Transfer of any Common Stock or Preferred Stock by a Group B Holder, such Group B Holder shall give written notice (an "Involuntary Transfer Notice") to the Group A Holders promptly after the occurrence of the event which caused such Involuntary Transfer. After receipt of an Involuntary Transfer Notice, the Group A Holders shall have the option for 90 days from the date of receipt of the Involuntary Transfer Notice to elect to purchase such Group B Holder's Shares, on a pro rata basis among themselves or on such other basis as they shall agree, within such 90-day period at their fair market value. As used herein, "fair market value" shall mean such reasonable and fair value as determined in good faith by the Board using a generally accepted method of valuation. In the event of the death of an individual Group B Holder, any Transfer of the Common Stock or Preferred to the Group B Holder's spouse or descendants shall not be subject to this Section 3.6 (but shall be subject to Sections 3.7 and 3.8). In lieu of requiring a sale of Shares pursuant to the foregoing, the Group A Holders may at their option require the Group B Holders instead to vote in favor of a merger, consolidation or other statutory transaction that would be equivalent to a transfer of all of the Shares that would be subject to this Section 3.6(b), and/or to waive any statutory dissenters' rights of appraisal under the Delaware General Corporation Law or otherwise with respect to such a transaction.

     (c) In the event of an Involuntary Transfer of any Common Stock or Preferred Stock by a Group A Holder, such Group A Holder shall give an Involuntary Transfer Notice to the Group B Holders promptly after the occurrence of the event which caused such Involuntary Transfer. After receipt of an Involuntary Transfer Notice, the Group B Holders shall have the option for 90 days from the date of receipt of the Involuntary Transfer Notice to elect to purchase such Group A Holder's Shares, on a pro rata basis among themselves or on such other basis as they shall agree, within such 90-day period at their fair market value. As used herein, "fair market value" shall mean such reasonable and fair value as determined in good faith by the Board using a generally accepted method of valuation. In the event of the death of an individual Group A Holder, any Transfer of the Common Stock or Preferred to the Group A Holder's spouse or descendants shall not be subject to this Section 3.6 (but shall be subject to Sections 3.7 and 3.8).

     (d) The closing of any purchase pursuant to Section 3.6 shall be on the Business Day specified by the Corporation, in the case of clause (a), or the Group A Holders, in the case of clause (b), or the Group B Holders, in the case of clause (c), provided that the Transferring Party is given twenty (20) days advance notice of such closing; provided further, however, that any such closing shall be delayed, to the extent required until two Business Days following the expiration of any required waiting periods under the HSR Act and the obtaining of all other governmental approvals reasonably deemed necessary by a Party.
Each Party who participates in a Transfer pursuant to this Section 3.6 shall promptly perform, whether before or after any such closing, such additional acts (including, without limitation, executing and delivering additional documents) as are reasonably required to effect more fully the transactions contemplated by this Section 3.6.

     3.7  Conditions to Permitted Transfers; Continued Applicability of
Agreement.

     (a) As a condition to any Transfer permitted under this Agreement, any transferee (other than any transferee that is then a Party) of Common Stock or Preferred Stock shall be required to become a party to this Agreement, by executing (together with such Person's spouse, if applicable) an Adoption Agreement in substantially the form of Annex A to this Agreement. If any Person acquires Common Stock or Preferred Stock from a Person in a Transfer, notwithstanding such Person's failure to execute an Adoption Agreement in accordance with the preceding sentence (whether such Transfer resulted by operation of law or otherwise), such Person and such Common Stock and Preferred Stock shall be subject to this Agreement.

     (b) The Parties hereby acknowledge that any Person that acquires Common Stock pursuant to the exercise of options under the Stock Option Plan shall be required to become a party to this Agreement, by executing (together with such Persons' spouse, if applicable) an Adoption Agreement.

     3.8 Transfers Subject to Compliance with Securities Act. No Common Stock or Preferred Stock may be Transferred by a Person (other than pursuant to an effective registration statement under the Securities Act) unless such Person first delivers to the Corporation an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Corporation, to the effect that such Transfer is not required to be registered under the Securities Act.

     3.9 Transfer by Pledge. No Shares shall be pledged or otherwise voluntarily encumbered unless the following procedure are followed:

     (a) The Corporation shall receive notice at least 3 Business days prior to any pledge or encumbrance of Shares specifying the person to whom the Shares will be pledged or otherwise encumbered and the location at which the certificates representing the Shares will be held;

     (b) The Corporation shall be provided, promptly upon execution by the pledging Party, with copies of all security agreements relating to the pledged Shares and a summary of any oral agreements affecting the Shares, all as amended from time to time;

     (c) The pledging Party and the secured party under the pledge or encumbrance (including any trustees or agents for the secured party) shall execute and deliver an agreement in form and substance reasonably satisfactory to the nonpledging Parties and the Corporation to the effect that (i) those Persons agree to be bound by the terms of this Agreement, (ii) the secured party shall notify the Corporation and nonpledging Parties of the date, time and location of any foreclosure upon pledged or encumbered Shares at least sixty
(60) days prior to the foreclosure, (iii) that any notice of foreclosure shall be deemed to be an Involuntary Transfer subject to Section 3.6, and (iv) if the Persons entitled to purchase such Shares under Section 3.6 elects to purchase the pledged Shares within the sixty (60) day period, the foreclosure shall not be held and the pledged Shares shall be sold and delivered by the pledging Party and the secured party to the Persons entitled to purchase such Shares under
Section 3.6 in accordance with Section 3.6. If for any reason the pledged Shares are foreclosed upon, the foreclosure shall be considered an Involuntary Transfer and the provisions of Section 3.6 shall govern.

     3.10 Matters Relating to CHEX Sub. CHEX represents to the Parties that it directly owns 100% of the outstanding Capital Stock of CHEX Sub, and agrees that, notwithstanding anything to the contrary in this Agreement, (i) it will not Transfer any shares of Capital Stock of CHEX Sub or permit any other Person to own or have any right to acquire any shares of Capital Stock of CHEX Sub,
(ii) it will not permit CHEX Sub to hold any assets other than Shares or cash or to incur any liabilities or engage in any business activity other than ministerial activities and activities incident to its ownership of Shares, and
(iii) it will take whatever actions shall be required to cause CHEX Sub to perform its obligations under this Agreement. CHEX further agrees that any certificates representing shares of Capital Stock of CHEX Sub will bear a legend to the effect the effect that the shares represented by such certificate are subject to the transfer restrictions set forth in this Agreement.

                                  ARTICLE IV

                             REGISTRATION OF STOCK

     4.1 Registration Rights. The Corporation hereby grants to each Party the applicable registration rights with respect to Common Stock and Preferred Stock set forth in Exhibit A hereto (and such Exhibit A is incorporated herein by reference).

                                   ARTICLE V

                     CERTAIN COVENANTS OF THE CORPORATION

     5.1 Financial Statements. The Corporation covenants that it will deliver to any Party owning at least 20% of the Fully-Diluted Common Stock:

     (a) as soon as practicable and in any event within 30 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated and consolidating statements of income, changes in stockholders' equity and changes in financial position of the Corporation and its subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period and a consolidated and consolidating balance sheet of the Corporation and its subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and in satisfactory scope to the Board of Directors and prepared in accordance with United States generally accepted accounting principles ("GAAP") on a basis consistent with past practice, and in each case certified by the chief financial officer or chief executive officer of the Corporation as fairly presenting the financial condition of the Corporation and its subsidiaries, subject to the changes resulting from audit and year-end adjustments; and

     (b) as soon as practicable and in any event within 60 days after the end of each fiscal year, consolidated and consolidating statements of income, changes in stockholders' equity and changes in financial position of the Corporation and its subsidiaries for such year, and a consolidated and consolidating balance sheet of the Corporation and its subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Board of Directors, and in each case audited for the Corporation by Pricewaterhouse Coopers, LLC, or other independent public accountants of recognized national standing selected by the Corporation and approved by the Required Holders, whose report shall state that such consolidated financial statements present fairly the results of operations and cash flows of the Corporation and its subsidiaries in accordance with GAAP on a basis consistent with prior years and that the examination by such accountants has been made in accordance with generally accepted auditing standards.

     5.2 Books and Records; Inspection Rights. The Corporation will keep, and will cause each of its subsidiaries to keep, proper books of record and accounts in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. The Corporation covenants that through contacts with the Corporation's chief executive officer or a process approved by the chief executive officer, the Corporation will permit representatives of WPEP and CHEX Sub (including representatives of CHEX), each so long as each of them owns at least 20% of the Fully-Diluted Common Stock, to visit and inspect the properties of the Corporation and its subsidiaries, to examine the corporate, financial, operating and other internal management records of the Corporation and its subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of such corporations with the Directors, officers and independent accountants of the Corporation and its subsidiaries, all at such reasonable times as such Parties may reasonably request.

     5.3 Cooperation with CHEX. For as long as CHEX Sub owns at least 20% of the Fully-Diluted Common Stock, the Corporation will cooperate with CHEX and use its reasonable efforts to furnish information on the status and operations of the Corporation that CHEX reasonably deems necessary to satisfy its public reporting requirements.

     5.4 Reserve and Operating Reports . For as long as CHEX Sub owns at least 20% of the Fully-Diluted Common Stock: (a) on or before February 28 of each calendar year, the Corporation will furnish to CHEX a reserve report, prepared as of the preceding December 31, by independent petroleum engineers chosen by the Corporation, evaluating all oil and gas properties and interests owned by the Corporation; (b) the Corporation will promptly furnish to CHEX copies of such additional reserve reports with respect to the Corporation's oil and gas interests as may be prepared from time to time by or on behalf of the Corporation; and (c) within 30 days after the end of each month, the Corporation will furnish CHEX a report describing by lease or unit the gross volume of production and sales of production from or attributable to the Corporation's oil and gas interests during the preceding month and describing the revenues received and the severance taxes, other taxes, leasehold operating expenses and capital costs attributable to the such interests and incurred during the preceding month, to the extent such information is then available to the Corporation.

     5.5 Statutory Rights. The provisions of this Article V shall not be in limitation of any rights which any Party may have with respect to the books and records of the Corporation and its subsidiaries, if any, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

                                  ARTICLE VI

                                  TERMINATION

     6.1  Termination.  The provisions of Article II, Article III (other than
Section 3.8), and Article V of this Agreement shall terminate in respect of all Parties (a) after the consummation of a Qualified Public Offering, (b) upon consummation of a merger or other business combination involving the Corporation whereby the Common Stock becomes (whether by conversion, exchange or otherwise) a security that is listed or admitted to trading on the New

York Stock Exchange or another national securities exchange or is quoted or admitted to trading on the National Market System of the National Association of Securities Dealers, Inc., or a security whose market price is available through the National Quotation Bureau Incorporation or a similar generally accepted reporting service, (c) upon the written consent of the Required Holders, (d) upon the dissolution, liquidation, or winding-up of the Corporation, or (e) upon consummation of a transaction contemplated by Section 3.5. A Person who ceases to own any Common Stock or Preferred Stock shall cease to be a Party and shall have no further rights under this Agreement, but shall remain subject to Section
7.6 hereof.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1 Amendment. This Agreement may only be altered, supplemented, amended or waived by the written consent of the Required Holders; provided, however, that in no event shall any amendment impose any additional material obligation on any Party without such Party's written consent; provided further, however,
(i) any Party may (without the consent of any other Person) waive, in writing, any obligation owed to it hereunder by any other Party or the Corporation, and
(ii) any Party may (without the consent of any other Person) waive, in writing, any right it has hereunder.

     7.2 Specific Performance. The Parties and the Corporation recognize that the obligations imposed on them in this Agreement are special, unique, and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the Parties and the Corporation may have specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement hereof, without proving damages.

     7.3 Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties and the Corporation. No such assignment shall relieve the assignor from any liability hereunder. Any purported assignment made in violation of this Section 7.3 shall be void and of no force and effect.

     7.4 Legends. (a) Each certificate for Common Stock or Preferred Stock shall include a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION SHALL HAVE BEEN DELIVERED TO THE CORPORATION TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).

     THIS SECURITY IS SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER, AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF OCTOBER 11, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES.

     (b) A restriction on transfer of shares set forth in such legends (a "Restriction") shall cease and terminate as to any particular shares when, in the opinion of the Corporation and counsel reasonably satisfactory to the Corporation (which opinion shall be delivered to the Corporation in writing), such Restriction is no longer required. Whenever such Restriction shall cease and terminate as to any shares, the holder thereof shall be entitled to receive from the Corporation, without expense to such holder, new certificate(s) not bearing a legend stating such Restriction.

     7.5 Notices. Any and all notices, designations, consents, offers, acceptances, or other communications provided for herein (each a "Notice") shall be given in writing by overnight courier, telegram, or telecopy which shall be addressed, or sent, to the respective addresses as follows (or such other address as the Corporation or any Party may specify to the Corporation and all other Parties by Notice):

The Corporation:    Gryphon Exploration Company
                    Two Allen Center
                    1200 Smith Street, Suite 1740
                    Houston, Texas 77002
                    Attention: Chief Executive Officer
                    Telecopy:  (713) 659-5459

CHEX:               Cheniere Energy, Inc.
                    Two Allen Center
                    1200 Smith Street, Suite 1740
                    Houston, Texas 77002
                    Attention: Charif Souki

Each  Party:        To such address or telecopy number of such Party as is set forth on Schedule I hereto or as such Party provides by
                             ----------
                    notice to the Corporation and all other Parties or, if such address is not so provided, to such Party's address as is reflected on the stock transfer records of the Corporation at such time.

All notices shall be deemed effective and received (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (b) if given by overnight courier, on the business day immediately following the day on which such notice is delivered to a reputable overnight courier service; or (c) if given by telegram, when such notice is delivered at the address specified above. Until consummation of a Qualified Public Offering, in order to effectuate the purposes of this Agreement, the Corporation agrees that (i) it will maintain a record of the names and addresses of the Parties and the number of shares of Common Stock and Preferred Stock owned by the Parties and by Group A Holders,

Group B Holders and Group C Holders, (ii) at the request of any Party, it will provide such Party with a copy of the record, (iii) it will promptly notify the Parties in the event the Corporation receives notice that any shares of Common Stock or Preferred Stock have been (or have purported to be) Transferred by or to any Party (including the name of the transferor and transferee or purported transferor or transferee and the number of shares transferred or purported to be transferred), (iv) it will not register, in the name of any Person, any shares subject to this Agreement unless the transferor and transferee have complied with the terms of this Agreement and (v) it will not issue to any Person any stock certificate representing shares subject to this Agreement unless the legend referred to in Section 7.4 is set forth thereon.

     7.6 Confidentiality. The Parties shall, and shall cause their respective officers, directors, employees, and agents and the subsidiaries of the Parties and their respective officers, directors, employees, and agents to, hold confidential and not use in any manner detrimental to the Corporation or any of its subsidiaries all information they may have or obtain concerning the Corporation or any of its subsidiaries and their respective assets, business, operations, or prospects or the arrangements among the Parties and the Corporation; provided, however, that the foregoing obligation to hold such information confidential shall not apply to (a) information that is or becomes generally available to the public other than as a result of a disclosure by a Party or any of its employees, agents, accountants, legal counsel, or other representatives, (b) information that is or becomes available to a Party or any of its employees, agents, accountants, legal counsel, or other representatives on a non-confidential basis prior to its disclosure by the Corporation or its employees, agents, accountants, legal counsel, or other representatives, and (c) information that is required to be disclosed by a Party or any of its employees, agents, accountants, legal counsel, or other representatives as a result of any applicable law (including public reporting requirements under federal and state securities laws); provided further, however, that in the event information is required to be disclosed pursuant to clause (c), the Party proposing such disclosure shall provide the Board of Directors an opportunity, reasonably in advance of any such disclosure, to review and comment on the form and content of such proposed disclosure.

     7.7 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.

     7.8 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions hereof.

     7.9 Choice of Law. This Agreement shall be governed by the internal laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

     7.10 Entire Agreement. This Agreement, and the agreements referred to herein, contain the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

     7.11 Cumulative Rights. The rights of the Parties and the Corporation under this Agreement are cumulative and in addition to all similar and other rights of the parties under other agreements.

     7.12 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     7.13 Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Parties and their respective heirs, legal representatives, successors, and assigns.

     7.14 Corporate Opportunity Matters. In accordance with Section 122, paragraph (17) of the Delaware General Corporation Law (or any successor statute thereto), the Corporation hereby renounces any interest or expectancy in any business opportunity (including specifically any business opportunity of a type that is similar to or related to any business activity that is conducted or may be conducted by the Corporation) that is pursued by (a) WPEP or any of its officers, directors, partners or Affiliates, or any person acting on WPEP's behalf as a director or manager of any Person, including the Corporation (each, a "WPEP Person"), or any other Person that may be deemed to be controlled by any WPEP Person or WPEP Persons, other than any business opportunity that is brought to the attention of such WPEP Person by an officer or employee of or consultant to the Corporation acting in his capacity as such, or (b) CHEX or any of its officers, directors, shareholders or Affiliates, or any person acting on CHEX's behalf as a director or manager of any Person, including the Corporation (each, a "CHEX Person"), or any other Person that may be deemed to be controlled by any CHEX Person or CHEX Persons, other than any business opportunity that is brought to the attention of such CHEX Person by an officer or employee of or consultant to the Corporation acting in his capacity as such; provided that (i) if such opportunity is separately identified by a WPEP Person or CHEX Person or separately presented to a WPEP Person or CHEX Person by a person other than a Board designee of CHEX or WPEP (a "Designee"), such CHEX Person or WPEP Person shall be free to pursue such opportunity even if it also came to the Designee's attention as a result of and in his or her capacity as a director of the Corporation and (ii) if such opportunity is presented to or identified by a Designee other than as a result of and in his or her capacity as a director of the Corporation, a WPEP Person or CHEX Person shall be free to pursue such opportunity even if it also came to the Designee's attention as a result of and in his or her capacity as a director of the Corporation. Nothing in this Agreement will allow a Board member to usurp a corporate opportunity solely for his or her personal benefit. All of the forgoing shall be subject to any limitations set forth in Section 5(d) of the Contribution Agreement. The Corporation shall not be prohibited from pursuing any business opportunity with respect to which it has renounced any interest or expectancy as a result of this
Section 7.14.

     7.15 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

     7.16 Spouses. Each reference herein to the Shares owned by a Party includes the community property interest of such Party's spouse (if any) (each, a "Spouse") in such Shares. The obligation of a Party to vote such Shares in the manner set forth herein includes an obligation on the part of such Party's Spouse to vote such Spouse's community property interest in such stock in the same manner. Each Spouse is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any community property interest such Spouse may now or hereafter own. Each Spouse agrees that the termination of his or her marital relationship with a Party for any reason shall not have the effect of removing any Shares of the Corporation otherwise subject to this Agreement from its coverage. Each Spouse's awareness, understanding, consent and agreement are evidenced by the execution of this Agreement by such Spouse. In addition, each Spouse hereby acknowledges that the Corporation and the Parties may desire to amend this Agreement from time to time, and such Spouse hereby appoints his or her spouse as his or her true and lawful proxy and attorney, with full power of substitution to enter into any such amendment to this Agreement. Such proxy is irrevocable and will survive the death, incompetency, and disability of such Spouse, provided that upon termination of this Agreement pursuant to Section 6.1 or otherwise, the above authorized proxy shall become null and void. Each such Spouse agrees, for such Spouse and such Spouse's heirs, executors, administrators, guardians and other personal representatives, to offer for sale all Shares now owned or hereafter acquired by such Spouse upon the happening of the events and on the terms and conditions set forth in this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              CHENIERE ENERGY, INC.


                              By:____________________________________


                              CHENIERE-GRYPHON
                              MANAGEMENT, INC.


                              By:____________________________________


                              GRYPHON EXPLORATION COMPANY


                              By:____________________________________

                              WARBURG, PINCUS EQUITY
                              PARTNERS, L.P.
                              By:  Warburg Pincus & Co., Inc., its
                                   general partner

                              By:____________________________________

                              WARBURG, PINCUS NETHERLANDS
                              EQUITY PARTNERS I, C.V, L.P.
                              By:  Warburg Pincus & Co., Inc., its
                                   general partner

                              By:____________________________________

                              WARBURG, PINCUS NETHERLANDS
                              EQUITY PARTNERS II, C.V, L.P.
                              By:  Warburg Pincus & Co., Inc., its
                                   general partner

                              By:____________________________________

                              WARBURG, PINCUS NETHERLANDS
                              EQUITY PARTNERS III, C.V, L.P.
                              By:  Warburg Pincus & Co., Inc., its
                                   general partner

                              By:___________________________________________



                              MICHAEL L. HARVEY


                              ______________________________________________

                              ______________________________________________
                              Spouse (for purposes of Section 7.16)


                              RON A. KRENZKE


                              ______________________________________________

                              ______________________________________________
                              Spouse (for purposes of Section 7.16)

                                  SCHEDULE I

                                INITIAL Parties

                                              No. of shares of           No. of shares of
            Stockholder                       Preferred Stock              Common Stock
            -----------                       ---------------              ------------
Warburg, Pincus Equity Partners, L.P.              23,578                       0
466 Lexington Avenue
10th Floor
New York, NY 10017

Warburg, Pincus Netherlands Equity                    748                       0
Partners I, C. V.
466 Lexington Avenue
10th Floor
New York, NY 10017

Warburg, Pincus Netherlands Equity                    499                       0
Partners II, C. V.
466 Lexington Avenue
10th Floor
New York, NY 10017

Warburg, Pincus Netherlands Equity                    125                       0
Partners III, C. V.
466 Lexington Avenue
10th Floor
New York, NY 10017

Cheniere-Gryphon Management, Inc.                       0                 145,600
1200 Smith Street
Suite 1740
Houston, TX  77002

Michael Harvey                                         25                       0
#1 Ourlane Court
Houston, TX  77024

Ron A. Krenzke                                         25                       0
5151 Edloe, #14202
Houston, TX  77005

                                  SCHEDULE II

                                 INITIAL BOARD


     Peter R. Kagan
     Howard H. Newman
     Charif Souki
     Michael L. Harvey
     Charles M. Reimer

                                    ANNEX A

                              ADOPTION AGREEMENT

     This Adoption Agreement ("Adoption") is executed pursuant to the terms of the Stockholders Agreement of Gryphon Exploration Company (the "Corporation") dated as of October 11, 2000, a copy of which is attached hereto (the "Stockholders Agreement"), by the transferee ("Transferee") executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

     1.   Acknowledgment.  Transferee acknowledges that Transferee is acquiring
          --------------
certain shares of Common Stock or Preferred Stock from the Corporation or a stockholder of the Corporation, subject to the terms and conditions of the Stockholders Agreement. Capitalized terms used herein without definition are defined in the Stockholders Agreement and are used herein with the same meanings set forth therein.

     2.   Agreement.  Transferee (a) agrees that the shares of Common Stock or
          ----------
Preferred Stock acquired by Transferee shall be bound by and subject to the terms of the Stockholders Agreement and (b) hereby joins in, and agrees to be bound by, the Stockholders Agreement with the same force and effect as if he were originally a party thereto.

     3.   Notice.  Any notice required as permitted by the Stockholders
          ------
Agreement shall be given to Transferee at the address listed beside Transferee's signature below.

     4.   Joinder.  The spouse of the undersigned Transferee, if applicable,
          -------
executes this Adoption to acknowledge its fairness and that it is in such spouse's best interests, and to bind such spouse's community interest, if any, in the shares of Common Stock or Preferred Stock to the terms of the Stockholders Agreement.

     EXECUTED AND DATED on this ____ day of _________________, _______.

                                        TRANSFEREE:

                                        By:_____________________________________
                                        Notice
                                        Address:________________________________

                                                ________________________________

                                                ________________________________

                                        SPOUSE:

                                        By:_____________________________________

                                   EXHIBIT A

                                      to
                            STOCKHOLDERS AGREEMENT
                               (the "Agreement")
                         dated as of October 11, 2000
                                 by and among
                          GRYPHON EXPLORATION COMPANY
                                      and
                           THE OTHER PARTIES THERETO

                              REGISTRATION RIGHTS


     Except as otherwise set forth below, terms defined in the Agreement are used herein as therein defined.

1.   Definitions.
     -----------

     "Demand Holder" means any Group A Demand Holder or Group B Demand Holder.
      -------------

     "Demand Registration" has the meaning set forth in Section 2(a) below.
      -------------------

     "Demand Request" has the meaning set forth in Section 2(a) below.
      --------------

     "Demand Shelf Registration" has the meaning set forth in Section 2(a)
      -------------------------
below.

     "Group A Demand Holder" means a Group A Holder or group of Group A Holders
      ---------------------
that own a majority of the Fully-Diluted Common Stock owned by all Group A Holders, based solely on Registrable Securities owned by all Group A Holders.

     "Group B Demand Holder" means a Group B Holder or group of Group B Holders
      ---------------------
that own a majority of the Fully-Diluted Common Stock owned by all Group B Holders, based solely on Registrable Securities owned by all Group B Holders.

     "Holder" means a Group A Holder, a Group B Holder or a Group C Holder who
      ------
holds Registrable Securities; provided, however, that a Person shall cease to be a Holder if and when such Person owns Common Stock and Common Stock Equivalents representing (i) less than four percent of the Fully-Diluted Common Stock and all Registrable Securities then owned by such Person are eligible for resale pursuant to Rule 144(k) (or any successor rule) under the Securities Act, or
(ii) less than two percent of the Fully-Diluted Common Stock and all Registrable Securities then owned by such Person are eligible for resale pursuant to Rule 144 (or any successor rule) under the Securities Act, then in each such case the Registrable Securities owned by such Person shall cease to be Registrable Securities and such Person shall cease to be a Holder.

     "Indemnified Party" has the meaning set forth in Section 7(c) below.
      -----------------

     "Indemnifying Party" has the meaning set forth in Section 7(c) below.
      ------------------

     "Initial Registration Time" has the meaning set forth in Section 2(a)(i)
      -------------------------
below.

     "Initial Public Offering" means a consummated public offering of Common
      -----------------------
Stock which is underwritten on a firm commitment basis by one or more Underwriters.

     "Inspectors" has the meaning set forth in Section 5(j) below.
      ----------

     "Material Adverse Effect" has the meaning set forth in Section 2(d) below.
      -----------------------

     "Records" has the meaning set forth in Section 5(j) below.
      -------

     "Registrable Securities" means all shares of Common Stock of the
      ----------------------
Corporation issued pursuant to the Contribution Agreement and any shares of Common Stock into which Preferred Stock is convertible or exchangeable, and any other securities issued or issuable with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided that any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the SEC and they have been disposed of pursuant to such effective registration statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (c) (i) it has been otherwise transferred and
(ii) the Corporation has delivered a new certificate or other evidence of ownership for it not bearing any legend similar to that required pursuant to
Section 7.4 of the Agreement and (iii) it may be resold without subsequent registration under the Securities Act, or (d) it has ceased to be a Registrable Security in accordance with the proviso to the definition of Holder provided for herein.

     "Registration Expenses" has the meaning set forth in Section 6 below.
      ---------------------

     "Requesting Holders" means the Group A Demand Holder or the Group B Demand
      ------------------
Holder, as applicable.

     "Selling Holder" means a Holder who is selling Registrable Securities
      --------------
pursuant to a registration statement under the Securities Act.

     "Underwriter" means a securities dealer which purchases any Registrable
      -----------
Securities as principal and not as part of such dealer's market-making activities.

2.   Demand Registration.
     -------------------

     (a)  Request for Registration.
          ------------------------

          (i) From and after the expiration of the lock-up period agreed to by the Corporation in connection with the consummation of an Initial Public

     Offering or the first date that the Common Stock shall be registered under the Exchange Act if there is no such lock-up period in connection with an Initial Public Offering (the "Initial Registration Time"), (A) any Demand Holder may make a written request of the Corporation (a "Demand Request") for registration under the Securities Act (a "Demand Registration") of the sale of all or part of its Registrable Securities (including a distribution by WPEP to its partners and by CHEX to its shareholders, as applicable); provided that the Registrable Securities proposed to be sold by the Requesting Holders must have an estimated aggregate gross offering price of at least $10,000,000, and (B) the Group A Demand Holder may make a Demand Request for registration under the Securities Act covering the resale (including a distribution by WPEP to its partners) of all or part of its Registrable Securities pursuant to a continuous or "shelf" registration statement (a "Demand Shelf Registration"); provided that for purposes of this clause (B), the Initial Registration Time shall be one year following the Corporation's Initial Public Offering.

          (ii) Each Demand Request shall specify the number of Registrable Securities proposed to be sold. Subject to Section 4(c), upon receipt of a Demand Request meeting the requirements of clause (i) above, the Corporation shall file the Demand Registration or Demand Shelf Registration, as requested, as soon as reasonably practicable but in any event within 60 days after receiving a Demand Request (the "Required Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing. Subject to Section 2(b), if the Corporation has effected two Demand Registrations and one Demand Shelf Registration in response to the request of a Group A Demand Holder, then the Corporation shall not be obligated to respond to further Demand Registrations in respect of Group A Holders. Subject to Section 2(b), if the Corporation has effected two Demand Registrations in response to the request of a Group B Demand Holder, then the Corporation shall not be obligated to respond to further Demand Registrations in respect of Group B Holders pursuant to this Section. The Corporation shall not be obligated to effect more than one Demand Registration in any six month period.

     (b)  Effective Registration and Expenses.  A registration will not count as
          -----------------------------------
a Demand Registration or a Demand Shelf Registration until it has become effective unless (i) prior to such effective time the Requesting Holders withdraw all their Registrable Securities for any reason other than (A) the inability or unreasonable delay of the Corporation in having such registration statement become effective or (B) the disclosure of material adverse information regarding the Corporation that was not known by such Requesting Holders at the time the request for such Demand Registration or Demand Shelf Registration was made and (ii) the Requesting Holders elect not to pay all the Corporation's out-of-pocket Registration Expenses in connection with such withdrawn registration. If, after such registration has become effective but prior to the sale of all Registrable Securities covered thereby, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will not count as a Demand Registration or Demand Shelf Registration. Notwithstanding the foregoing if more than 25% of the Registrable Securities requested to be registered by a Group A Demand Holder or Group B Demand Holder, as the case may be, are excluded from such Demand Registration as a result of the application of Section 2(d) below, the Group A Holders or Group B Holders, as the case may be, shall have the right to one additional Demand Registration with respect to their Registrable Securities.

     (c)  Selection of Underwriters.  The offering of Registrable Securities
          -------------------------
pursuant to a Demand Registration may be in the form of a "firm commitment" underwritten offering. If the Requesting Holder owns at least 40% of the Fully-Diluted Common Stock, then it may select the book-running managing Underwriter and such additional Underwriters to be used in connection with the offering; provided that such selections shall be subject to the consent of the Corporation, which consent shall not be unreasonably withheld. Otherwise, the Corporation shall select the book-running managing Underwriter and such additional Underwriters to be used in connection with the offering; provided that such selections shall be subject to the consent of the Requesting Holder, which consent shall not be unreasonably withheld.

     (d)  Priority on Demand Registrations.  No securities to be sold for the
          --------------------------------
account of any Person (including the Corporation) other than Group A Holders or Group B Holders shall be included in a Demand Registration if the managing Underwriter or Underwriters shall advise the Requesting Holder that, in its or their judgment, the inclusion of such securities may adversely affect the price or success of the offering in any significant or material respect (a "Material Adverse Effect"). Furthermore, in the event the managing Underwriter or Underwriters shall advise the Requesting Holder that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Group A Holders and Group B Holders electing to participate is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of such Holders to be included in such Demand Registration shall be allocated pro rata among such Holders on the basis of the number of Registrable Securities requested to be included in such registration by each such Requesting Holder.

3.   Piggy-Back Registration.
     -----------------------

     (a) From and after the Initial Registration Time, if the Corporation proposes to file a registration statement under the Securities Act, including a Demand Registration but not a Demand Shelf Registration, with respect to an offering of any Common Stock by the Corporation for its own account or for the account of any of its equity holders (other than a registration statement on Form S-4 or S-8 or any substitute form that may be adopted by the SEC or any registration statement filed in connection with an exchange offer or offering of securities solely to the Corporation's existing security holders), then the Corporation shall give written notice of such proposed filing to the Holders of the Registrable Securities as soon as practicable (but in no event less than 10 days before the anticipated initial filing date of such registration statement), and such notice shall offer the Holders the opportunity to register such number of Registrable Securities as each Holder may request (a "Piggyback Registration"). Subject to Section 3(b) hereof, the Corporation shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering; provided, however, that the Corporation may at any time withdraw or cease proceeding with such registration. Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

     (b) The Corporation shall use all commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering under Section 3(a) or pursuant to other piggyback registration rights granted by the Corporation not in contravention of Section 9 hereof and that are on a parity with the registration rights granted hereunder ("Piggyback Securities"), to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Corporation shall not be required to include any holder's Piggyback Securities in such offering unless such holder accepts the terms of the underwriting agreement between the Corporation and the managing Underwriter or Underwriters and otherwise complies with the provisions of Section 8 below. If such offering is a Demand Registration pursuant to Section 2(a), then the provisions of
Section 2(d) shall apply with respect to any reduction in the amount of securities being registered. In all other offerings that are underwritten, if the managing Underwriter or Underwriters of such proposed underwritten offering advise the Corporation that in their opinion the total amount of securities, including Piggyback Securities, to be included in such offering is sufficiently large to cause a Material Adverse Effect, then in such event the securities to be included in such offering shall be allocated first to the Corporation, and then, to the extent that any additional securities can, in the opinion of such managing Underwriter or Underwriters, be sold without any such Material Adverse Effect, pro rata among the holders of Piggyback Securities on the basis of the number of Registrable Securities requested to be included in such registration by each such holder.

4.   Holdback Agreements.
     -------------------

     (a)  Restrictions on Public Sale by Holder of Registrable Securities.  Each
          ---------------------------------------------------------------
Holder of Registrable Securities (whether or not such Registrable Securities are included in a registration statement pursuant hereto) agrees not to effect any public sale or distribution of the issue being registered or of any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and (i) in the case of an Initial Public Offering, during the up to 180 day period beginning on the effective date of the registration statement filed with respect thereto, and (ii) in the case of any other offering, during the up to 90 day period beginning on the effective date of a registration statement filed with respect thereto, in each case except as part of such registration and if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

     (b)  Restrictions on Public Sale by the Corporation and Others.  The
          ---------------------------------------------------------
Corporation agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and (A) in the case of an Initial Public Offering, during a period of up to 180 days, and (B) in the case of any other underwritten offering, during a period of up to 90 days beginning, in each case if and to the extent requested by the managing Underwriters, and beginning on the effective date of any registration statement which includes Registrable Securities (unless such sale or distribution is pursuant to such registration statement).

     (c)  Deferral of Filing.  The Corporation may defer the filing (but not the
          ------------------
preparation) of a registration statement required by Section 2 until a date not later than 45 days after the Required Filing Date if (i) at the time the Corporation receives the Demand Request, the Corporation or its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Corporation determines in good faith that such disclosure would be materially detrimental to the Corporation and its stockholders, or (ii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Corporation's equity securities for the Corporation's account and the Corporation had taken substantial steps (including, but not limited to, selecting the managing Underwriter for such offering) and is proceeding with reasonable diligence to effect such offering.
A deferral of the filing of a registration statement pursuant to this Section 4(c) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Corporation's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 4(c), the Corporation shall promptly, upon determining to seek such deferral, notify each Requesting Holder that the Corporation is deferring such filing pursuant to this
Section 4(c). Within twenty days after receiving such notice, the Requesting Holder may withdraw such request by giving notice to the Corporation; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Corporation may defer the filing of a particular registration statement pursuant to this Section 4(c) no more than twice during any twelve month period.

5.   Registration Procedures.  Whenever the Holders have requested that any
     -----------------------
Registrable Securities be registered pursuant to Section 2 hereof, the Corporation will, at its expense, use all commercially reasonable efforts to effect the registration and the sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request, the Corporation will as expeditiously as practicable:

     (a) prepare and file with the SEC a registration statement on any form for which the Corporation then qualifies or which counsel for the Corporation shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use all commercially reasonable efforts and proceed diligently and in good faith to cause such filed registration statement to become effective under the Securities Act;

provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation will furnish to all Selling Holders and to one counsel reasonably acceptable to the Corporation selected by the Selling Holders, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such counsel;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to Section 2 for a period (except as provided in the last paragraph of this Section 5) of not less than 270 consecutive days in the case of a Demand Registration, or five years or such shorter period of time that Holders must hold any Registrable Securities before they are eligible to dispose of them pursuant to the provisions of Rule 144(k) promulgated under the Securities Act in the case of a Demand Shelf Registration, or, if shorter, the period terminating when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in such registration statement;

     (c) furnish to each such Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (including access for review of all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

     (d) notify the Selling Holders promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective under the Securities Act, (ii) of any request by the SEC or any other federal governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose,
(iv) if at any time the representations or warranties of the Corporation or any subsidiary contained in any agreement (including any underwriting agreement) contemplated by Section 5(i) below cease to be true and correct in any material respect, (v) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vii) of the Corporation's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

     (e) use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

     (f) cooperate with the Selling Holders and the managing Underwriter or Underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depositary Trust Corporation; and enable such Registrable Securities to be registered in such names as the managing Underwriter or Underwriters may request prior to any sale of Registrable Securities;

     (g) use all commercially reasonable efforts to register or qualify such Registrable Securities as promptly as practicable under such other securities or blue sky laws of such United States jurisdictions as any Selling Holder or managing Underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder or managing Underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

     (h) cooperate and assist in any filing required to be made with the National Association of Securities Dealers, Inc. and in the performance of any due diligence investigation by any Underwriter, including any "qualified independent underwriter";

     (i) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

     (j) make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. As a condition to providing any such information, each Selling Holder of such Registrable Securities and each such Inspector shall agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Corporation unless and until such information is made generally available to the public;

     (k) use all commercially reasonable efforts to obtain a comfort letter or comfort letters from the Corporation's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Selling Holders of a majority of the shares of Registrable Securities being sold or the managing Underwriter or Underwriters reasonably requests;

     (l) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

     (m) use all commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed or quoted on any inter-dealer quotation system on which similar securities issued by the Corporation are then quoted; and

     (n) if any event contemplated by Section 5(d)(vi) above shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     The Corporation may require each Selling Holder to promptly furnish in writing to the Corporation such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration. Notwithstanding anything herein to the contrary, the Corporation shall have the right to exclude from any offering the Registrable Securities of any Selling Holder who does not comply with the provisions of the immediately preceding sentence.

     Each Selling Holder agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 5(d)(vi) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by

Section 5(n) hereof, and, if so directed by the Corporation, such Selling Holder will deliver to the Corporation all copies, other than permanent file copies, then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Corporation shall give such notice, the Corporation shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5(b) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5(d)(vi) hereof to the date when the Corporation shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 5(n) hereof.

5A.  Suspension Periods.  Anything in this Agreement to the contrary
     ------------------
notwithstanding, it is understood and agreed that the Corporation shall not be required to keep any shelf registration statement effective or useable for offers and sales of the Registrable Securities, file a post-effective amendment to a shelf registration statement or prospectus supplement or to supplement or amend any such registration statement, if the Corporation is then involved in discussions concerning, or otherwise engaged in, any material financing or investment, acquisition or divestiture transaction or other material business purpose if the Corporation determines in good faith that the making of such a filing, supplement or amendment at such time would interfere with such transaction or purpose. The Corporation shall promptly give the Holders of Registrable Securities written notice of such postponement containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. Upon receipt by a Holder of Registrable Securities of notice of an event of the kind described in this Section 5A, such Holder shall forthwith discontinue such Holder's disposition of Registrable Securities until such Holder's receipt of notice from the Corporation that such disposition may continue and of any supplemented or amended prospectus indicated in such notice. No such postponement shall extend for a period of more than 30 days in the aggregate in any 120 day period. In the event the Corporation shall give notice of an event of the kind described in this Section 5A, the Corporation shall extend the period during which the applicable registration statement shall be maintained effective as provided in Section 5(b) hereof by the number of days during such period from and including the date of the giving of such notice to the date when the Corporation shall give notice to the Selling Holders that such dispositions of such Registrable Securities may continue and shall have made available to the Selling Holders any such supplemented or amended prospectus.

6.   Registration Expenses.  Subject to the provisions of Section 2(b), the
     ---------------------
Corporation (i) shall pay all Registration Expenses (as defined below) with respect to any Demand Registration or Demand Shelf Registration. The Corporation shall pay all Registration Expenses in connection with any Piggyback Registration. "Registration Expenses" shall mean: (a) all registration and filing fees (including, without limitation, with respect to filings to be made with the National Association of Securities Dealers, Inc.), (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) printing expenses, (d) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties),

(e) the fees and expenses incurred in connection with the listing of the Registrable Securities on an exchange or the quotation of the Registrable Securities on an inter-dealer quotation system, (f) reasonable fees and disbursements of counsel for the Corporation and customary fees and expenses for independent certified public accountants retained by the Corporation (including the expenses of any comfort letters requested pursuant to Section 5(k) hereof),
(g) the reasonable fees and expenses of any special experts retained by the Corporation in connection with such registration, and (h) the reasonable fees and expenses of one counsel selected by the holder of a majority of the Registrable Securities to be included in such registration. The Corporation shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities or, except as provided by clauses (b) or (h) above, any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or the fees and disbursements of counsel for any Underwriter.

7.   Indemnification; Contribution.
     -----------------------------

     (a)  Indemnification by the Corporation.  The Corporation agrees to
          ----------------------------------
indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents, general and limited partners, and employees of each Selling Holder and each such controlling person from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Corporation by such Selling Holder or on such Selling Holder's behalf expressly for use therein. The Corporation also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 7(a).

     (b)  Indemnification by Holder of Registrable Securities.  Each Selling
          ---------------------------------------------------
Holder, severally and not jointly, agrees to indemnify and hold harmless the Corporation, and each Person, if any, who controls the Corporation within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, agents and employees of the Corporation and each such controlling Person to the same extent as the foregoing indemnity from the Corporation to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities. The liability of any Selling Holder under this Section 7(b) shall be limited to the aggregate cash and property received by such Selling Holder pursuant to the sale of Registrable Securities covered by such registration statement or prospectus.

     (c)  Conduct of Indemnification Proceedings.  If any action or proceeding
          --------------------------------------
(including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section 7(a) or 7(b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification under Section 7(a) or 7(b) above (an "Indemnifying Party"), the Indemnified Party shall give prompt notice to the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an Affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action of proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

     (d)  Contribution.  If the indemnification provided for in this Section 7
          ------------
is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments as between the Corporation on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Corporation and of each Selling Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first two sentences of this Section 7(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in Sections 7(a) and (b) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.   Participation in Underwritten Registrations.  No Holder may participate in
     -------------------------------------------
any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

9.   Future Registration Rights.  After the date of this Agreement, the
     --------------------------
Corporation will not grant to any Person (including the Holders of Registrable Securities) any registration rights ("new rights") with respect to any securities of the Corporation without the written consent of the Holders of a majority of the then outstanding Registrable Securities (calculated on a Fully-Diluted Common Stock basis) unless such new rights (i) are subordinate to and of a lesser priority than the registration rights granted by the Corporation under this Agreement and (ii) are not inconsistent with the terms of this Agreement. Additionally, unless otherwise consented to in writing by the Holders of a majority of the then outstanding Registrable Securities (calculated on a Fully-Diluted Common Stock basis), new rights may not be granted without expressly providing that, with respect to demand registration rights granted to such other Persons, the Holders of Registrable Securities have a piggyback right upon the exercise of such new rights and shall be included in any related registration statement on the same terms and conditions as the holders of the new rights, subject to possible reduction at the initiative of the managing Underwriter or Underwriters, on terms substantially equivalent to those set forth in the last sentence of Section 3(b).